UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021 (November 2, 2021)

THE PARKING REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55760	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 E. 5th Street, Suite 2110 Cincinnati, Ohio		45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (513) 834-5110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2021, The Parking REIT, Inc., a Maryland corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) by and among the Company, MVP REIT II Operating Partnership, L.P., a Maryland limited partnership and the operating partnership of the Company (the “Operating Partnership”), and HSCP Strategic III, L.P., a Delaware limited partnership (the “Purchaser”) affiliated with Color Up, LLC, a Delaware limited liability company (“Color Up”), pursuant to which on November 2, 2021 (the “Closing Date”) the Operating Partnership issued and sold to the Purchaser (a) 1,702,128 newly-issued common units of limited partnership of the Operating Partnership (“OP Units”); and (b) 425,532 newly-issued Class A units of limited partnership of the Operating Partnership (“Class A Units”) which entitle the Purchaser to purchase up to 425,532 additional OP Units (the “Additional OP Units”) at an exercise price equal to $11.75 per Additional OP Unit, subject to adjustment as provided in the Class A Unit Agreement (as defined below), and the Purchaser paid to the Operating Partnership cash consideration of $20,000,000. The transactions contemplated by the Purchase Agreement are referred to herein collectively as the “Transaction.” The Transaction and the Purchase Agreement and related agreements were  evaluated, negotiated and unanimously approved by the members of the Company’s Board of Directors (the “Board”) who were determined by the Board to be disinterested with respect to the Transaction and the Board. The Company intends to use proceeds from the Transaction for working capital purposes, including expenses related to the Transaction and the acquisition of two parking lots and related assets.

Under the Purchase Agreement, the parties to the agreement made customary representations and warranties for transactions of this type. Pursuant to the terms of the Purchase Agreement, the representations and warranties made under the Purchase Agreement will survive for six months after the Closing Date and the Company and the Operating Partnership, on one hand, and the Purchaser, on the other hand, will indemnify each other party and certain of their respective representatives against losses arising out of certain material breaches of, and certain third party claims related to, the Purchase Agreement and the Transactions.  The Purchase Agreement is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including, to the extent agreed by the parties, being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Purchase Agreement based on the relative knowledge of the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On the Closing Date, the Company, the Operating Partnership, Color Up and the Purchaser also entered into a second amended and restated agreement of limited partnership of the Operating Partnership to facilitate the Transaction (the “Second A&R Operating Partnership Agreement”) which, among other things, provided for the issuance by the Operating Partnership of Class A Units having the rights and preferences as may be set forth in a Class A unit agreement. The Operating Partnership issued the Class A Units pursuant to a Class A Unit agreement (the “Class A Unit Agreement”) also dated as of the Closing Date, which provides that each whole Class A Unit entitles the registered holder thereof to purchase one whole OP Unit at a price of $11.75 per share (the “Class A Unit Price”), subject to adjustment as discussed below, at any time following a “Liquidity Event,” which is defined as an initial public offering and/or listing of the common stock of the Company (“Common Stock”) on the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (each, a “Trading Market”). The Class A Units expire five years after the date of the Class A Unit Agreement, at 5:00 PM, New York City time. The Class A Units may also be exercised on a cashless basis in lieu of payment of the aggregate Class A Unit Price at the Purchaser’s election.  If the number of outstanding OP Units is increased by a dividend payable in OP Units, or by a split-up of OP Units or other similar event, or decreased by a consolidation, combination, reverse split or reclassification of OP Units or other similar event, then the number of Additional OP Units issuable on exercise of each Class A Unit shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in outstanding OP Units. Whenever the number of Additional OP Units purchasable upon the exercise of the Class A Units is adjusted, as described above, the Class A Unit Price will be adjusted (to the nearest cent) by multiplying such Class A Unit Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of OP Units redeemable upon the exercise of the Class A Units immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so redeemable immediately thereafter. The Class A Unit Agreement further provides that, in lieu of issuing fractional units, the Operating Partnership will make a cash payment equal to the Fair Market Value (as defined in the Class A Unit Agreement) of one OP Unit multiplied by such fraction.

Also on the Closing Date, the Company entered into an amended and restated registration rights agreement with Color Up and the Purchaser (the “A&R Registration Rights Agreement”), pursuant to which the Company granted the Holders (as defined in the A&R Registration Rights Agreement) certain registration rights with respect to the shares of Common Stock issuable upon redemption of Additional OP Units issued upon exercise of the Class A Units in addition to the other Registrable Securities (as defined in the A&R Registration Rights Agreement) that were previously granted registration rights, including shares of Common Stock issuable upon redemption of any OP Units held by such Holders.

In connection with the issuance of the OP Units and the Class A Units under the Purchase Agreement, the Board amended and restated the limited exception to the restrictions on ownership and transfer of Common Stock set forth in the Company’s charter (the “Charter”) previously granted to Color Up, the Purchaser and certain of its affiliates to allow the Purchaser and such affiliates to own, directly, or indirectly, in the aggregate, up to 15,200,000 shares of Common Stock (the “Excepted Holder Limit”) and up to five percent (5%) of any outstanding class of preferred stock of the Company. The grant of this exception is conditioned upon the receipt of various representations and covenants set forth in the Request for Waiver of Ownership Limit, made by Color Up and the Purchaser to the Company, confirming, among other things, that none of the Purchaser, Color Up, nor certain of their affiliates may own, directly or indirectly, more than 4.9% of the interests in a tenant of the Company (or subsidiary of the Company) that comprises more than three percent (3%) of the gross income of the Company as determined for purposes of Section 856(c)(2) of the Internal Revenue Code of 1986, as amended.  The request also includes representations intended to confirm that the Purchaser, Color Up, and certain of their affiliates’ ownership of Common Stock will not cause the Company to otherwise fail to qualify as a real estate investment trust for federal income tax purposes.

The foregoing descriptions of the Transaction and the Purchase Agreement, Second A&R Operating Partnership Agreement, Class A Unit Agreement and A&R Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase Agreement, Second A&R Operating Partnership Agreement, Class A Unit Agreement and A&R Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1, 3.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Information Regarding Certain Relationships and Related Person Transactions

We have relationships and historical and continuing transactions with the Purchaser, Color Up and others related to them in addition to those noted above. For example: Manuel Chavez, III, a member of the Board and Chief Executive Officer of the Company also serves as the Chief Executive Officer and a Manager of Color Up; Stephanie Hogue, a member of the Board and President of the Company, also serves as a Manager of Color Up; and Jeffrey Osher, a member of the Board, also serves as a Manager of Color Up and a control person of Purchaser, which is in turn a member of Color Up.

For further information about these and other such relationships and related person transactions, see our other filings with the SEC, including our Current Report on Form 8-K dated August 25, 2021. Our filings with the Securities and Exchange Commission (“SEC”) and copies of certain of our agreements with these related persons are available as exhibits to our filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 3.02. Unregistered Sales of Equity Securities

On November 2, 2021, in connection with the consummation of the Transaction, the Operating Partnership issued the OP Units and Class A Units to Purchaser.  In issuing the OP Units and the Class A Units, the Operating Partnership relied on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser has provided in the Purchase Agreement a written representation that the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and the Company and the Operating Partnership have not engaged in general solicitation in connection with the offer or sale of the OP Units or the Class A Units.

Item 8.01. Other Events

On November 4, 2021, the Company issued a press release regarding the Transaction, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of MVP REIT II Operating Partnership, L.P. dated November 2, 2021.

10.1*	Securities Purchase Agreement, dated as of November 2, 2021, by and among The Parking REIT, Inc., MVP REIT II Operating Partnership, L.P., and HSCP Strategic III, L.P.

10.2	Class A Unit Agreement, dated November 2, 2021, by and between MVP REIT II Operating Partnership, L.P., and HSCP Strategic III, L.P.

10.3	Amended and Restated Registration Rights Agreement, dated November 2, 2021, by and among The Parking REIT, Inc. and the Holders.

99.1	Press Release dated November 4, 2021

*Certain Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2021 THE PARKING REIT, INC. By: /s/ Manuel Chavez, III Manuel Chavez, III Chief Executive Officer